Exhibit 99.1

Ophthotech Reports First Quarter 2017 Financial and Operating Results

- Conference Call and Webcast Today, May 3, 2017, at 8:00 a.m. ET –

New York, NY, May 3, 2017 – Ophthotech Corporation (Nasdaq: OPHT) today announced financial and operating results for the first quarter ended March 31, 2017 and provided a general business update.

In February 2017, Ophthotech announced that it had initiated a plan to review its strategic alternatives in order to maximize shareholder value.  The principal focus of the plan, based on the Company's deep expertise and experience in ophthalmology, is to actively explore opportunities to obtain rights to additional products, product candidates and technologies to treat ophthalmic diseases, particularly those of the back of the eye. Ophthotech also announced that it engaged Leerink Partners LLC as its financial advisor to assist management and the Board in evaluating the Company’s strategic alternatives. This review does not exclude any strategic option. The Company’s evaluation of its strategic options by its management and Board of Directors is ongoing.

Subsequent to the end of the first quarter 2017, on April 24, 2017, the Company announced that David R. Guyer, M.D., a co-founder, Chief Executive Officer and Chairman of the Board of Ophthotech, will transition to the newly created role of Executive Chairman effective July 1, 2017. Concurrent with this transition, Ophthotech’s Board of Directors appointed Glenn P. Sblendorio, the Company’s President and then Chief Financial Officer, as Chief Executive Officer of the Company, also effective July 1, 2017. Mr. Sblendorio will retain his role as President and has been nominated as a Class I director for election at the Company’s upcoming annual meeting of stockholders. The Company also announced the promotion of David F. Carroll to Chief Financial Officer and Treasurer, effective immediately. Mr. Carroll was previously Senior Vice President, Finance, of the Company.

First Quarter 2017 Financial Highlights

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Cash Position: As of March 31, 2017, the Company had $227.6 million in cash, cash equivalents, and marketable securities. Of this balance, approximately $45 million to $55 million is committed to implementing a reduction in personnel, the winding-down of the Phase 3 Fovista® in combination with Lucentis® clinical trials, the termination of the Fovista® Expansion Studies, cancellation fees related to manufacturing commitments, and obtaining initial top-line data in the second half of 2017 for the Phase 3 Fovista® in combination with Eylea® (aflibercept) or Avastin® (bevacizumab) clinical trial. The Company expects that its 2017 year end cash balance will be between $140 million and $160 million, excluding any potential business development activities or any changes to the Company’s current clinical development programs.

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Revenues: Collaboration revenue was $1.7 million for the quarter ended March 31, 2017, compared to $15.7 million for the same period in 2016. Collaboration revenue was in connection with the Company’s Licensing and Commercialization Agreement with Novartis Pharma AG. Collaboration revenue decreased due to a decrease in shipments of Fovista® API to Novartis.

Exhibit 99.1

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R&D Expenses: Research and development expenses were $32 million for the quarter ended March 31, 2017, compared to $37.8 million for the same period in 2016.  Research and development expenses for the first quarter of 2017 include approximately $4.8 million in costs related to the Company’s previously announced reduction in personnel. Research and development expenses decreased primarily due to a decrease in spending on the Company’s Fovista® Phase 3 clinical program, including decreased manufacturing expenses.

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G&A Expenses:  General and administrative expenses were $13.2 million for the quarter ended March 31, 2017, compared to $14.7 million for the same period in 2016. General and administration expenses for the first quarter of 2017 include approximately $3.9 million in costs related to the Company’s previously announced reduction in personnel and its termination of facilities leases. General and administrative expenses decreased primarily due to a decrease in costs to support the Company’s operations and infrastructure.

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Net Loss: The Company reported a net loss for the quarter ended March 31, 2017 of $43.1 million, or ($1.20) per diluted share, compared to a net loss of $36.3 million, or ($1.03) per diluted share, for the same period in 2016.

Conference Call/Web Cast Information
Ophthotech will host a conference call/audio web cast to discuss the Company’s financial and operating results and provide a general business update. The call is scheduled for May 3, 2017 at 8:00 a.m. Eastern Time. To participate in this conference call, dial 888-715-1389 (USA) or 913-312-1522 (International), passcode 6067528. A live, listen-only audio webcast of the conference call can be accessed on the Investor Relations section of the Ophthotech website at: www.ophthotech.com. A replay will be available approximately two hours following the live call for two weeks. The replay number is 888-203-1112 (USA Toll Free), passcode 6067528.

About Ophthotech Corporation
Ophthotech is a biopharmaceutical company specializing in the development of novel therapeutics for diseases of the eye. For more information, please visit www.ophthotech.com.

Forward-looking Statements
Any statements in this press release about Ophthotech’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about Ophthotech’s strategy, future operations and future expectations and plans and prospects for Ophthotech, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Ophthotech’s forward looking statements include statements about Ophthotech’s projected use of cash and cash balances, the timing, progress and results of the Fovista® Phase 3 clinical trial in combination with Avastin or Eylea and Ophthotech’s ongoing Zimura® clinical development programs and implementation of Ophthotech’s new strategic plan. Such forward-looking statements involve substantial risks and uncertainties that could cause Ophthotech’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the wind-down of various clinical trials, the implementation of a reduction in personnel, the negotiation and consummation of in-license and/or acquisition transactions, and the availability of data from clinical trials and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that Ophthotech files with the Securities and Exchange Commission. Any

Exhibit 99.1

forward-looking statements represent Ophthotech’s views only as of the date of this press release. Ophthotech anticipates that subsequent events and developments will cause its views to change. While Ophthotech may elect to update these forward-looking statements at some point in the future, Ophthotech specifically disclaims any obligation to do so except as required by law.

OPHT-G

Contacts: Investors
Kathy Galante
Ophthotech Corporation
Vice President, Investor Relations and Corporate Communications
212-845-8231
kathy.galante@ophthotech.com

Media
Alex Van Rees, 973-442-1555 ext. 111
SmithSolve LLC on behalf of Ophthotech Corporation
alex.vanrees@smithsolve.com

Exhibit 99.1

Ophthotech Corporation
Selected Financial Data (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016

Statements of Operations Data:
Collaboration revenue	$1,662	$15,721
Operating expenses:
Research and development	31,979	37,770
General and administrative	13,159	14,696
Total operating expenses	45,138	52,466
Loss from operations	(43,476)	(36,745)
Interest income	378	446
Other income (loss)	(21)	30
Loss before income tax provision	(43,119)	(36,269)
Income tax provision	3	32
Net loss	$(43,122)	$(36,301)
Net loss per common share:
Basic and diluted	$(1.20)	$(1.03)
Weighted average common shares outstanding:
Basic and diluted	35,804	35,256

	March 31, 2017	December 31, 2016

Balance Sheets Data:
Cash, cash equivalents, and marketable securities	$227,615	$289,278
Total assets	238,272	299,630
Deferred revenue	208,315	209,976
Royalty purchase liability	125,000	125,000
Total liabilities	369,927	394,248
Additional paid-in capital	510,612	504,517
Accumulated deficit	(642,081)	(598,959)
Total stockholders' deficit	$(131,655)	$(94,618)